SCHEDULE 13D

Exhibit 1

Joint Filing Agreement
The undersigned parties hereby agree that the Schedule 13D filed herewith relating to the Common Shares without par value of Amcast Industrial Corporation is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each person.

Date:	November 18, 2003
		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti

Robotti & Company Advisors, LLC

		By:	Robotti & Company, Incorporated

Parent Holding Company of
Robotti & Company Advisors, LLC

		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: President and Treasurer of
Robotti & Company, Incorporated

The Ravenswood Investment Company, L.P.
		By:	Ravenswood Management Company, L.L.C.

General Partner of
The Ravenswood Investment Company, L.P.

		By:	/s/ Robert E. Robotti

Robert E. Robotti
Title: Managing Member of
Ravenswood Management Company, L.L.C.

		By:	/s/ Kenneth R. Wasiak

Name: Kenneth R. Wasiak
Title: Managing Member of
Ravenswood Management Company, L.L.C.